Exhibit 99.1

Metropolitan Health Networks and Humana Agree to Expand Relationship to Florida Panhandle Service Area

Escambia and Santa Rosa Grow Company’s Footprint to a Total of 18 Counties Served for Humana Medicare Advantage Members

BOCA RATON, Fla.--(BUSINESS WIRE)--July 12, 2011--Metropolitan Health Networks, Inc. (“MetCare”) (NYSE Amex:MDF), a leading provider of health care services in Florida, today announced that its wholly owned provider service network (PSN), MetCare of Florida, Inc., has expanded its market area to include Escambia and Santa Rosa counties. The two counties, located in Florida’s Panhandle, are home to approximately 80,000 Medicare eligible beneficiaries. The new arrangement is effective January 2012 and is an exclusive arrangement through 2014.

Commenting on the expansion, Jose A. Guethon, MD, MBA, MetCare’s President and Chief Operating Officer, noted, “Humana and Metropolitan have enjoyed a highly cooperative and fruitful association for more than 12 years and the addition of these new counties reflects the continued growth and strength of the relationship. Our focus has always been to invest in and grow our successful PSN business relationship with Humana and this new market area represents a good opportunity to do so. Initially it is anticipated that the expansion will add a modest number of customers to our base in the new-year. In time we will work to expand our network of primary care physicians in the area who will serve a growing customer base which we expect to aggressively pursue in conjunction with Humana, Florida’s largest Medicare health benefits company.”

“The Florida Panhandle represents a new market for Humana’s Medicare Advantage HMO product,” stated Betty Assapimonwait, Humana’s Market Vice President for North Florida. “We are pleased to be able to grow our relationship with MetCare in Escambia and Santa Rosa counties in this fashion. As a trusted partner who provides and coordinates care to over 34,000 of our Medicare Advantage members throughout the State of Florida, we look forward to developing this new important market with them,” Assapimonwait added.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to meet our cost projections under various provider agreements with Humana; (ii) our failure to accurately estimate incurred but not reported medical benefits expense; (iii) pricing pressures exerted on us by managed care organizations and the level of payments we indirectly receive under governmental programs or from other payors; (iv) our still limited ability to predict the direct and indirect effects of the health care reform laws adopted in 2010; (v) future legislation and changes in governmental regulations; (vi) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (vi) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

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CONTACT:
Metropolitan Health Networks, Inc.
Al Palombo, 561-805-8511
S.V.P. Corporate Communications
apalombo@metcare.com